12/16/2019 EX-10.1 EX-10.1 2 d846452dex101.htm EX-10.1 Exhibit 10.1 Execution Version EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND FOURTH AMENDMENT TO REVOLVING LINE OF CREDIT NOTE This EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND FOURTH AMENDMENT TO REVOLVING LINE OF CREDIT NOTE (this “Amendment”), dated as of December 13, 2019 (the “Eighth Amendment Effective Date”), is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”). W I T N E S S E T H: WHEREAS, the Bank has made available to the Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Credit and Security Agreement dated as of April 22, 2019, as further amended by that certain Sixth Amendment to Credit and Security Agreement dated as of May 28, 2019, and as further amended by that certain Seventh Amendment to Credit and Security Agreement and Third Amendment to Revolving Line of Credit Note dated as of July 9, 2019 (the “Seventh Amendment”) (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment, the Fourth Amendment and the Seventh Amendment (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Line of Credit Note”) and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time; WHEREAS, the Borrower has requested that the Bank further amend the Credit Agreement and the Line of Credit Note to (i) effect a change in the available amount of the Line of Credit and (ii) amend certain other terms and provisions of the Credit Agreement, on the terms and conditions set forth herein. https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 1/17

12/16/2019 EX-10.1 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows: Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows: (a) Section 1.1(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(i) Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 1, 2021 (the “Expiration Date”), not to exceed at any time the aggregate principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), provided that, from and after the earlier of (a) January 31, 2020 and (b) the cancellation of the Terminating Letter of Credit, such advances shall not exceed the aggregate principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (“Line of Credit”), the proceeds of which shall be used (a) to refinance existing indebtedness of the Borrower to Bank of America, N.A. and (b) for working capital, the issuance of letters of credit, short term financing of capital equipment, and other general corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the Closing Date (“Line of Credit Note”), all terms of which are incorporated herein by this reference.” (b) Section 1.1(a)(iii) of the Credit Agreement is hereby deleted in its entirety. (c) Section 1.1(b) of the Credit Agreement is hereby amended by separating the Section into two subsections, with the existing text to be labeled as subsection (i) and the following subsection (ii) to be inserted thereafter: “(ii) Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth in clause (a) of this Section 1.1, shall not at any time exceed an aggregate of eighty percent (80%) of Borrower’s Eligible Accounts Receivable, plus twenty-one percent (21%) of the value of Borrower’s eligible inventory (including unbilled inventory but exclusive of work in process, inventory which is obsolete, unsaleable or damaged and crating material), with value defined as the lower of cost or market value; provided, however, that unbilled inventory shall not be included in eligible inventory after January 31, 2020; provided, further, that outstanding borrowings against inventory shall not at any time exceed an aggregate of Five Million and 00/100 Dollars ($5,000,000); plus, in Bank’s sole discretion, a percentage of the value of Borrower’s properly margined unencumbered equipment, such percentage to be determined by Bank in its sole discretion, as evidenced by the equipment appraisal delivered to Bank pursuant to Section 4.12. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower’s gross sales for said period. If such dilution of Borrower’s accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower’s gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower’s accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against Eligible Accounts Receivable to a percentage appropriate to reflect such 2 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 2/17

12/16/2019 EX-10.1 additional dilution and/or establish additional reserves against Borrower’s Eligible Accounts Receivable, provided that the amount of any reserve established by Bank shall have a reasonable relationship to the matter, event, condition or contingency that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.” (d) Section 4.3(c) of the Credit Agreement is hereby amended by deleting the reference to “during any period in which the Senior Funded Debt to EBITDA Ratio is not tested under Section 4.9(b) of this Agreement,” in clause (iii) thereof. (e) Section 4.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (g), (ii) re-lettering subsection (h) as subsection (j) and (iii) adding new subsections (h) and (i) as follows: “(h) on the last business day of each calendar week, a forecast of cash flows of the Borrower for the following thirteen-week period; (i) not later than 30 days after the end of each calendar month, a completed and fully executed Borrowing Base Certificate together with all supporting schedules and calculations and, upon request by Bank, copies of any executed acknowledgment letters in favor of Bank; and”. (f) Section 4.9 of the Credit Agreement is hereby amended and restated in its entirety as follows: “SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using GAAP consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein): (a) Minimum Monthly Liquidity as of the end of each calendar month not less than (i) during the period from the Eighth Amendment Effective Date through January 31, 2020, $1,500,000 and (ii) thereafter, $3,000,000; with “Minimum Monthly Liquidity” defined as the “Total Borrowing Base Availability” as indicated on the Borrowing Base Certificate for such calendar month. (b) Minimum EBITDA for the Borrower and its Subsidiaries on a consolidated basis at all times during each fiscal quarter, commencing with the fiscal quarter ending April 30, 2020, equal to not less than (i) for the fiscal quarter ending April 30, 2020, determined for the one-quarter period then ended, $315,000, (ii) for the fiscal quarter ending July 31, 2020, determined for the two-quarter period then ended, $1,115,000, (iii) for the fiscal quarter ending October 31, 2020, determined for the three-quarter period then ended, $2,175,000, (iv) for the fiscal quarter ending January 31, 2021, determined for the four-quarter period then ended, $3,040,000. As used herein, “EBITDA” means consolidated net income determined in accordance with GAAP, consistently applied, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, all to the extent included in the determination of consolidated net income. For purposes of this Section 4.9(c), EBITDA may be increased by scheduled one-time non-recurring addbacks in an amount not to exceed $250,000.” 3 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 3/17

12/16/2019 EX-10.1 (g) Article IV of the Credit Agreement is hereby amended by adding new Sections 4.11 and 4.12 as follows: “SECTION 4.11. REPATRIATION. Initiate no later than December 31, 2019 a cash repatriation in an amount not less than $4,000,000, calculated on a pre-tax basis.” “SECTION 4.12. APPRAISALS. Provide to Bank the following, in each case to be prepared by a Person acceptable to Bank in its sole discretion, and at the expense of Borrower: (a) as soon as available, but in any event within sixty (60) days after the Eighth Amendment Effective Date, an appraisal of all equipment of Borrower, (b) at any time upon request by Bank, but not more than two (2) times per calendar year, an appraisal of all inventory of Borrower and (c) at any time upon request by Bank, but not more than two (2) times per calendar year, a field examination of Borrower. (h) Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety as follows: “SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding, except for (a) dividends and distributions made under Borrower’s restricted stock compensation plan, long-term incentive plan or directors’ compensation plan and (b) cash dividends and distributions from the Borrower to its owners, so long as (a) no event of default or event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing or will result therefrom (giving effect thereto on a pro forma basis as if such payment were made on the first day of the fiscal quarter ending April 30, 2020) and (b) the Fixed Charge Coverage Ratio, calculated as of the last day of the immediately preceding calendar month, for the twelve-month period then ended, is greater than 2.50. As used herein, “Fixed Charge Coverage Ratio” means for the Borrower and its Subsidiaries, as of any date of determination, the ratio of (a) EBITDA for the twelve-month period then ended plus lease expense and rent expense for such period, minus income taxes paid, and dividends, withdrawals, and other distributions made, in such period, to (b) the sum of interest expense, lease expense, rent expense for such period, plus the current portion of long term debt, and the current portion of capitalized lease obligations required to have been made during such period (whether or not such payments are actually made).” (i) Section 6.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(c) [Reserved].” 4 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 4/17

12/16/2019 EX-10.1 (j) Section 6.1(d) of the Credit Agreement is hereby amended by deleting the reference to “(excluding Section 4.9(a))”. (k) Annex I (Certain Definitions) of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order: ““Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B or in such other form as determined from time to time by Bank in its sole discretion.” ““Eighth Amendment Effective Date” means December 13, 2019.” ““Eligible Accounts Receivable” (a) means trade accounts created in the ordinary course of Borrower’s business, upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority and (b) shall not include: (i) any account that has been outstanding more than (A) three times Borrower’s standard selling terms or (B) 60 days past due or 90 days from the date of the invoice, whichever is less; (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted; (iii) that portion of any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank’s satisfaction) that exceeds ten percent (10%) of Borrower’s total accounts; (iv) any account which represents an obligation of an account debtor located in a foreign country, except to the extent any such account, in Bank’s determination, is supported by a letter of credit or insured under a policy of foreign credit insurance, in each case in form, substance and issued by a party acceptable to Bank; (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower; (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor; 5 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 5/17

12/16/2019 EX-10.1 (vii) that portion of all “bill and hold” receivables that exceeds fifty percent (50%) of Borrower’s total accounts, provided that, on and after February 1, 2020, any “bill and hold” receivables that are not subject to an acknowledgment letter in favor of Bank substantially in the form of Exhibit A shall be excluded from Eligible Accounts Receivable; (viii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower’s accounts from such account debtor are not eligible pursuant to (i) above; (ix) that portion of any account from an account debtor which represents the amount by which Borrower’s total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower’s total accounts; or (x) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.” ““Senior Funded Debt” means Funded Debt, but excluding any debt that is contractually subordinated in right of payment to the Line of Credit, either Term Loan or any outstanding borrowings thereunder.”” (l) The Credit Agreement is hereby amended by (i) adding an Exhibit A thereto substantially in the form of Exhibit A hereto and (ii) adding an Exhibit B thereto substantially in the form of Exhibit B hereto. Section 2. Specific Amendments to Line of Credit Note. The parties hereto agree that the Line of Credit Note is amended as follows: (a) The Section entitled “DEFINITIONS” of the Line of Credit Note is hereby amended by: (i) adding the following sentence to the end of the first paragraph thereof: “Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.”; and 6 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 6/17

12/16/2019 EX-10.1 (ii) replacing the table in the definition of “Applicable Margin” with the following table: Senior Funded Debt to Applicable Margin for Daily EBITDA One Month LIBOR Applicable Margin for Tier Ratio Advances Prime Rate Advances I < 2.50x 1.50% 0.50% II >2.50x but £ 3.50x 2.25% 0.75% III >3.50x but £ 4.25x 3.00% 1.00% IV >4.25x 3.75% 1.25% Section 3. Limited Amendment. Except as expressly set forth in this Amendment, the Credit Agreement, the Line of Credit Note, and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement, the Line of Credit Note, or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement, the Line of Credit Note, or any other Loan Document, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Line of Credit Note, or any other Loan Document or any rights or remedies arising in favor of the Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Bank, on the other hand. By its execution hereof, Borrower hereby acknowledges and agrees that this Amendment is a “Loan Document” and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement. Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met: (a) The Bank shall have received an original of this Amendment duly executed by the Borrower, and by the Bank (whether such parties shall have signed the same or different copies); (b) The Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby or otherwise due and owing pursuant to the Loan Documents as of the date hereof, including, without limitation, (y) the reasonable attorneys’ fees and expenses of Womble Bond Dickinson (US) LLP, as counsel to the Bank and (z) lien searches, title and recordation fees, if any; 7 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 7/17

12/16/2019 EX-10.1 (c) The Bank shall have received from the Borrower an amendment fee in the amount of $20,000.00 which fee shall be fully earned by the Bank and payable on the date of this Amendment; (d) The Bank shall have received the Borrower’s updated financial projections/statements; (e) The Bank shall have received any other documents, agreements and instruments reasonably requested by the Bank in connection with the execution of this Amendment and the transactions contemplated thereby; and (f) The Bank shall have received a pro forma Borrowing Base Certificate from the Borrower. Section 5. Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby represents and warrants to the Bank that: (a) Each of the representations and warranties set forth in the Credit Agreement, the Line of Credit Note and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); (b) No Event of Default has occurred and is continuing as of the date hereof; (c) The execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action; (d) The execution, delivery and performance by the Borrower of this Amendment, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws, or other applicable formation or organizational documents, (ii) contravene any requirement of law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Bank, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; and (e) This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law). 8 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 8/17

12/16/2019 EX-10.1 Section 6. Confirmation of all Loan Documents. By its execution hereof, the Borrower hereby expressly (a) consents to the amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Line of Credit Note and each of the other Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Line of Credit Note and each of the other Loan Documents remain in full force and effect. For the avoidance of doubt, all financial covenants contained in Section 4.9 of the Credit Agreement prior to the execution of this Amendment are hereby superseded and replaced by the terms of this Amendment and are no longer in effect. Section 7. Expenses. The Borrower shall reimburse the Bank upon demand for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by the Bank and outstanding as of the date hereof, including, without limitation, costs incurred in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment and the other agreements and documents executed and delivered in connection herewith, whether or not this Amendment becomes effective. Section 8. Certain References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement, the Line of Credit Note or any other Loan Document shall mean and be a reference to the Credit Agreement, the Line of Credit Note and such other Loan Document as amended by this Amendment. Section 9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully- executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party’s signature shall be deemed to be an original signature for all purposes. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Section 10. Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby. Section 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. [Signature Pages Follow] 9 https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 9/17

12/16/2019 EX-10.1 IN WITNESS WHEREOF, the Borrower and the Bank, on the day and year first written above, have caused this Amendment to be executed under seal. BORROWER: KEWAUNEE SCIENTIFIC CORPORATION By: /s/ Donald T. Gardner III Name: Donald T. Gardner III Title: CFO/Corporate Secretary [Eighth Amendment – Kewaunee Scientific Corporation] https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 10/17

12/16/2019 EX-10.1 BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Michael J. Bennett Name: Michael J. Bennett Title: Senior Vice President [Eighth Amendment – Kewaunee Scientific Corporation] https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 11/17

12/16/2019 EX-10.1 Exhibit A FORM OF BILL/HOLD ACKNOWLEDGMENT LETTER BILL AND HOLD LETTER [SELLER’S NAME] ______________, 201__ [CUSTOMER’S NAME] __________________________ __________________________ Attention:________________ Dear Customer: From time to time you (the “Customer”) may request that the undersigned (the “Seller”) manufacture and produce certain goods for future shipment to you. This will confirm the agreement of Customer and Seller that, notwithstanding anything to the contrary contained in any purchase order, invoice or other agreement between Customer and Seller, title to such goods manufactured and produced by Seller for Customer and risk of loss as to such goods passes to Customer when Seller has completed production of the goods covered by Customer’s order and the goods have been invoiced by Seller to Customer, notwithstanding that the goods so sold may remain on the premises of Seller or otherwise in its control or possession. Such goods are held for the account of Customer and at its risk and each invoice with respect to such goods issued to Customer by Seller represents a definitive and final sale and Customer shall pay the same when due, regardless of whether the goods have been shipped or delivered to Customer as of such time or are otherwise accepted by Customer. Customer agrees that, except as provided below, in no event shall Customer, or any person claiming by, through or under it, offset or withhold payment in respect of any account for any offset, claim, defense, counterclaim, abatement, suspension, recoupment or deduction which Customer may have against Seller for any amounts which may now or hereafter be due to Customer from Seller for any reason, except that Customer may, in the ordinary course of business assert any bona fide offsets or deductions it may lawfully have only against accounts due to the Customer by reason of the delivery to Customer by Seller of defective or non-conforming goods to the extent that the basis for the offset or deduction arises out of the same transaction giving rise to the account due which is subject to the asserted offset or deduction.. https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 12/17

12/16/2019 EX-10.1 The fact that Customer has limited its setoff and recoupment rights against accounts due to Seller shall not limit any rights or remedies Customer may have against Seller or any of its other assets. Customer waives any right that it may have under any Federal, State or other law, including, without limitation, all rights under Section 553 of the U.S. Bankruptcy Code, to assert any such rights. Seller may store the goods at its premises or in leased warehouse space. The goods will be shipped to Customer from time to time at its request upon reasonable prior notice in accordance with Seller’s policies as in effect from time to time. All out-of-pocket expenses incurred by Seller for storage, insurance or disposal in connection with the goods manufactured for Customer by Seller are to be billed by Seller to Customer in accordance with Seller’s policies as in effect from time to time. https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 13/17

12/16/2019 EX-10.1 Seller would appreciate the confirmation of the agreement of Customer to the above arrangements by signing and returning to Seller the enclosed copy of this letter. The agreement of Customer in this letter will be binding on its successors and assigns. In making loans to Seller based on the accounts payable by Customer to Seller from such sales, Wells Fargo Bank, National Association, the lender to Seller, is relying on the agreements of Customer in this letter and the terms of this letter will inure to the benefit of such lender and its successors and assigns (including any other lender that refinances or replaces its financing) and such lender and successors and assigns will be entitled to enforce the terms hereof directly. The terms of this letter may not be modified by course of dealing or otherwise than in writing signed by Seller and approved in writing by its lender. We would like to take this opportunity to thank you for your continued business. Very truly yours, [SELLER’S NAME] By: Name: Title: AGREED: [CUSTOMER’S NAME] By: Name: Title: https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 14/17

12/16/2019 EX-10.1

Exhibit B

FORM OF BORROWING BASE CERTIFICATE

Kewaunee Scientific Corporation—Borrowing Base Certificate for period ending: [____]

in 000s						
Accounts Receivable	**Source Document**					
Gross A/R (Domestic)				[____]		
Less: Ineligible A/R						
a. Past Dues			[____]			
b. Past Due Credits			[____]			
c. Cross Age			[____]			
d. Intercompany			[____]			
e. Foreign			[____]			
f. Retainage			[____]			
g. Government Receivables			[____]			
h. Advance Sales (FE and ENG)		[____]				
i. Bill and Hold (B&H Letters on File)			[____]			
Total A/R Ineligibles				*[____]*		
Net Eligible A/R					[____]	
Advance Rate					*[__]%*	
Available A/R						[____]
Inventory						
Gross Inventory (Domestic)				[____]		
Plus: Bill & Hold Inventory			[____]			
Plus: Unbilled Inventory			[____]			
Less: Ineligible Inventory						
a. Obsolescence/Excess			[____]			
b. WIP			[____]			
c. Crating Materials			[____]			
Total Inventory Ineligibles				[____]		
Net Eligible Inventory					[____]	
Advance Rate					*[__]%*	
Eligible Inventory						[____]

https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 15/17

12/16/2019 EX-10.1 Machinery and Equipment Appraised M&E [_____] Advance Rate [__]% Eligible M&E [ ] TOTAL BB Availability $ [_____] Plus: Outstanding Letters of Credit [_____] Plus: Outstanding Loan Balance [_____] Total Loans and SLCs Outstanding [_____] Plus: Minimum Additional Liquidity [_____] Total Required Borrowing Base Assets [_____] Excess / (Limited) Availability $ [_____] Line of Credit Commitment [_____] Excess / (Suppressed) Availability ([_____]) Calculations Gross B&H A/R [_____] B&H Cap (50% of total AR) [_____] Net Eligible B&H A/R (Lesser of 50% or Gross Amount) [_____] Gross B&H Inv [_____] B&H Cap (50% of total Inv.) [_____] Net Eligible B&H Inv. (Lesser of 50% or Gross Amount) [_____] Gross Unbilled Inv [_____] B&H Cap (50% of total Inv.) [_____] Net Eligible Unbilled Inv. (Lesser of 50% or Gross Amount) [_____] Gross Government Receivables A/R [_____] Govt AR Cap (10% of total AR) [_____] Net Eligible Govt A/R (Lesser of 10% or Gross Amount) [_____] https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 16/17

12/16/2019 EX-10.1 Bill and Hold Schedule Company Name Invoice # Amount https://www.sec.gov/Archives/edgar/data/55529/000119312519314689/d846452dex101.htm 17/17